EX-99.g.1.ii

AMENDMENT NO. 4 TO MUTUAL FUND CUSTODY AND SERVICES AGREEMENT

This Amendment No. 4 (“Amendment”) is made as of the 19th day of July, 2019, by and between each investment company listed on the signature page hereto (each referred to herein as the “Fund”) and THE BANK OF NEW YORK MELLON (formerly, Mellon Bank, N.A.) (“Custodian” or “BNY Mellon”).

BACKGROUND:

A. Each Fund and Custodian are parties to a Mutual Fund Custody and Services Agreement dated as of July 20, 2007, as amended (the “Agreement”), relating to Custodian’s provision of custody services to each Fund and the Fund’s respective series (“Series”). This Amendment is an amendment to the Agreement.

B. The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1. A new Article IV Section 10 of the Agreement is added as follows:

10. Sanctions.

a. Throughout the term of this Agreement, each Fund: (i) will maintain, and comply with, policies and procedures designed to prevent violations of Sanctions, including measures to accomplish effective and timely scanning of all relevant data with respect to incoming or outgoing assets or transactions relating to this Agreement; (ii) will ensure that neither the Fund, nor any of its directors, officers or employees is an individual or entity that is, or is owned or controlled by an individual or entity that is: (A) the target of Sanctions or (B) located, organized or resident in a country or territory that is, or whose government is, the target of Sanctions; (iii) will ensure that neither Delaware Management Company, a series of Macquarie Investment Management Business Trust (“DMC”), Delaware Distributors, L.P. (“DDLP”), Delaware Investments Fund Services Company (“DIFSC”), or any entity affiliated with DMC, DDLP or DIFSC by being under common control with DMC, DDLP or DIFSC (together, the “Macquarie Entities”) nor any of the directors, officers or employees of the Macquarie Entities is an individual or entity that is, or is owned or controlled by an individual or entity that is the target of Sanctions, (iv) will ensure that neither DMC, DDLP or DIFSC, or any subsidiary of DMC, DDLP or DIFSC (together, the “Delaware Entities”) nor any of the directors, officers or employees of the Delaware Entities is an individual or entity that is located, organized or resident in a country or territory that is, or whose government is, the target of Sanctions, and (v) will not, directly or indirectly, use the accounts under this Agreement in any manner that would result in a violation by the Fund or Custodian of Sanctions.

b. Throughout the term of this Agreement, Custodian: (i) will maintain, and comply with, policies and procedures designed to prevent violations of Sanctions, including measures to accomplish effective and timely scanning of all relevant data with respect to incoming or outgoing assets or transactions relating to this Agreement; (ii) will ensure that neither the Custodian nor any of its affiliates, directors, officers or employees is an individual or entity that is, or is owned or controlled by an individual or entity that is the target of Sanctions; and (iii) will not, directly or indirectly, use the accounts under this Agreement in any manner that would result in a violation by a Fund or Custodian of Sanctions.

c. To the extent reasonably practicable, each Fund will promptly provide, or if BNY Mellon Investment Servicing (US) Inc. serves as the Fund’s transfer agent or sub-transfer agent will cause BNY Mellon Investment Servicing (US) Inc. in its role as transfer agent or sub-transfer agent to promptly provide, to Custodian such information as Custodian reasonably requests in connection with the matters referenced in this Section 10, including information regarding (i) the accounts under this Agreement, (ii) the Assets and the source thereof, (iii) the identity of any individual or entity having or claiming an interest therein, including any investor and (iv) the Fund’s Sanctions compliance programs and any related records and/or transaction information, including with respect to any investor. Each Fund will cooperate with Custodian and provide assistance reasonably requested by Custodian in connection with any Sanctions inquiries.

d. Custodian may, by following procedures determined by the Custodian to be reasonable, decline to act or provide services in respect of any Series, and take such other actions as it, in its reasonable discretion, deems necessary or advisable, in connection with the matters referenced in this Section 10. If Custodian declines to act or provide services as provided in the preceding sentence, except as otherwise prohibited by applicable law or official request, Custodian will promptly inform the relevant Fund.

e. For purposes of this Section 10, “Sanctions” means all economic sanctions laws, rules, regulations, executive orders and requirements administered by any governmental authority of the United States (including the United States Office of Foreign Assets Control) or any other applicable domestic or foreign authority.

2. Miscellaneous.

(a)

As hereby amended and supplemented, the Agreement, as well as capitalized terms not defined in this Amendment, shall remain in full force and effect. In the event of a conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control.

(b)

The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

(c)

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

(d)

To the extent required by applicable law, the terms of this Amendment and the fees and expenses associated with this Amendment have been disclosed to and approved by the Board of Trustees/Directors of each Fund.

(e)	This Amendment shall be governed by the laws of The Commonwealth of Pennsylvania, without regard to its principles of conflicts of laws.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

DELAWARE GROUP ADVISER FUNDS, on
behalf of its Series identified on Schedule A

DELAWARE GROUP CASH RESERVE, on
behalf of its Series identified on Schedule A

DELAWARE GROUP EQUITY FUNDS I, on
behalf of its Series identified on Schedule A

DELAWARE GROUP EQUITY FUNDS II,
on behalf of its Series identified on Schedule A

DELAWARE GROUP EQUITY FUNDS IV,
on behalf of its Series identified on Schedule A

DELAWARE GROUP EQUITY FUNDS V,
on behalf of its Series identified on Schedule A

DELAWARE GROUP FOUNDATION
FUNDS, on behalf of its Series identified on
Schedule A

DELAWARE GROUP INCOME FUNDS, on
behalf of its Series identified on Schedule A

DELAWARE GROUP STATE TAX-FREE
INCOME TRUST, on behalf of its Series
identified on Schedule A

DELAWARE GROUP TAX-FREE FUND, on
behalf of its Series identified on Schedule A

DELAWARE GROUP GLOBAL &
INTERNATIONAL FUNDS, on behalf of its
Series identified on Schedule A

VOYAGEUR INSURED FUNDS, on behalf
of its Series identified on Schedule A

VOYAGEUR INTERMEDIATE TAX FREE
FUNDS, on behalf of its Series identified on
Schedule A

VOYAGEUR MUTUAL FUNDS, on behalf
of its Series identified on Schedule A

VOYAGEUR MUTUAL FUNDS II, on behalf
of its Series identified on Schedule A

DELAWARE GROUP GOVERNMENT
FUND, on behalf of its Series identified on
Schedule A

DELAWARE GROUP LIMITED-TERM
GOVERNMENT FUNDS, on behalf of its
Series identified on Schedule A

DELAWARE POOLED TRUST, on behalf of
its Series identified on Schedule A

VOYAGEUR MUTUAL FUNDS III, on
behalf of its Series identified on Schedule A

VOYAGEUR TAX FREE FUNDS, on behalf
of its Series identified on Schedule A

DELAWARE VIP TRUST, on behalf of its
Series identified on Schedule A

DELAWARE INVESTMENTS COLORADO
MUNICIPAL INCOME FUND, INC.

DELAWARE INVESTMENTS NATIONAL
MUNICIPAL INCOME FUND

DELAWARE INVESTMENTS
MINNESOTA MUNICIPAL INCOME FUND
II, INC.

DELAWARE INVESTMENTS DIVIDEND
AND INCOME FUND, INC.

DELAWARE ENHANCED GLOBAL
DIVIDEND AND INCOME FUND

By:	/s/ Daniel V. Geatens
Name:	Daniel V. Geatens
Title:	Vice President

THE BANK OF NEW YORK MELLON

By:	/s/ Mauricio Sandoval

Name:	Mauricio Sandoval

Title:	Director

Schedule A

The following Registrants and Series are covered by, and made parties to, the Amendment as of the date first written above:

Registrants and Series
Delaware Group® Adviser Funds
Delaware Diversified Income Fund
Delaware Global Real Estate Opportunities Fund
Delaware U.S. Growth Fund
Delaware Group® Cash Reserve
Delaware Investments Ultrashort Fund
Delaware Group® Equity Funds I
Delaware Mid Cap Value Fund
Delaware Group® Equity Funds II
Delaware Value® Fund
Delaware Group® Equity Funds IV
Delaware Healthcare Fund
Delaware Small Cap Growth Fund
Delaware Smid Cap Growth Fund
Delaware Group® Equity Funds V
Delaware Small Cap Core Fund
Delaware Small Cap Value Fund
Delaware Wealth Builder Fund
Delaware Group® Foundation Funds
(Delaware Foundation Funds®)
Delaware Strategic Allocation Fund (formerly Delaware Foundation® Moderate Allocation Fund)
Delaware Group® Global & International Funds
Delaware Emerging Markets Fund
Delaware Global Value Fund
Delaware International Small Cap Fund
Delaware International Value Equity Fund
Delaware Group® Government Fund
Delaware Emerging Markets Debt Fund
Delaware Strategic Income Fund
Delaware Group® Income Funds
Delaware Corporate Bond Fund
Delaware Extended Duration Bond Fund
Delaware Floating Rate Fund
Delaware High-Yield Opportunities Fund

Registrants and Series
Delaware Group® Limited-Term Government Funds
Delaware Limited-Term Diversified Income Fund
Delaware Group® State Tax-Free Income Trust
Delaware Tax-Free Pennsylvania Fund
Delaware Group® Tax-Free Fund
Delaware Tax-Free USA Fund
Delaware Tax-Free USA Intermediate Fund
Delaware Pooled® Trust
Macquarie Core Plus Bond Portfolio
Macquarie Emerging Markets Portfolio
Macquarie Emerging Markets Portfolio II
Macquarie High Yield Bond Portfolio
Macquarie Labor Select International Equity Portfolio
Macquarie Large Cap Value Portfolio
Delaware REIT Fund
Delaware VIP® Trust
Delaware VIP® Diversified Income Series
Delaware VIP® Emerging Markets Series
Delaware VIP® High Yield Series
Delaware VIP® International Value Equity Series
Delaware VIP® Limited-Term Diversified Income Series
Delaware VIP® REIT Series
Delaware VIP® Small Cap Value Series
Delaware VIP® Smid Cap Core Series
Delaware VIP® U.S. Growth Series
Delaware VIP® Value Series
Voyageur Insured Funds
Delaware Tax-Free Arizona Fund
Voyageur Intermediate Tax Free Funds
Delaware Tax-Free Minnesota Intermediate Fund
Voyageur Mutual Funds
Delaware Minnesota High-Yield Municipal Bond Fund
Delaware National High-Yield Municipal Bond Fund
Delaware Tax-Free California Fund
Delaware Tax-Free Idaho Fund
Delaware Tax-Free New York Fund
Voyageur Mutual Funds II
Delaware Tax-Free Colorado Fund
Voyageur Mutual Funds III
Delaware Select Growth Fund
Voyageur Tax Free Funds
Delaware Tax-Free Minnesota Fund
Delaware Enhanced Global Dividend and Income Fund
Delaware Investments Dividend and Income Fund, Inc.

Registrants and Series
Delaware Investments Colorado Municipal Income Fund, Inc.
Delaware Investments Minnesota Municipal Income Fund II, Inc.
Delaware Investments National Municipal Income Fund